UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2014 (June 3, 2014)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	46-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610 Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition of Partnerships in Care

On June 3, 2014, Piper Holdco 2, Ltd., a company incorporated in England and Wales (the “Purchaser”) and a wholly-owned, indirect subsidiary of Acadia Healthcare Company, Inc., a Delaware corporation (“Acadia”), entered into an agreement (the “Agreement”) with Partnerships in Care Holdings Limited, a company incorporated in England and Wales (the “Seller”), The Royal Bank of Scotland plc, a company incorporated in England and Wales (the “RBS Seller”) and Acadia. The Seller is the second largest independent provider of inpatient behavioral healthcare services in the United Kingdom (the “UK”), operating 23 inpatient psychiatric facilities with over 1,200 beds. Acadia joined the Agreement for the purpose of guarantying the Purchaser’s obligations arising under the Agreement.

Pursuant to the terms of the Agreement, (i) the Seller will sell, and the Purchaser will purchase, all of the issued and outstanding ordinary shares of Partnerships in Care Investments 1 Limited (the “Shares”), a company incorporated in England and Wales and a wholly-owned, direct subsidiary of the Seller (the “Target”), and (ii) the RBS Seller will sell, and the Purchaser will purchase, the issued and outstanding A ordinary shares owned by the RBS Seller (the “Capitalization Shares”) of Partnerships in Care Property 1 Limited, a company incorporated in England and Wales and a wholly-owned, indirect subsidiary of the Target (together with the Target and its subsidiaries, the “Target Companies”). The purchase and sale of the Shares and the Capitalization Shares are referred to herein collectively as the “Transaction”. Acadia will acquire all of the Seller’s mental health facilities and business as a result of the Transaction.

In accordance with the terms of the Agreement, the Purchaser has agreed to (i) repay the outstanding balances of the debt facilities of the Target Companies (the “Repayment”) and (ii) pay cash consideration for the Shares and the Capitalization Shares. The aggregate consideration to be paid by the Purchaser under the Agreement is £395,000,000 (approximately $660,000,000), subject to certain adjustments, including those relating to the cash, debt and working capital balances of the Target Companies (the “Purchase Price”).

The Agreement contains certain warranties by the Seller and the RBS Seller, including without limitation warranties about the authorization of such entities to enter into the Transaction and perform their obligations under the Agreement and ownership of the Shares and Capitalization Shares, as well as warranties by the Seller about the Target Companies’ business. The Agreement does not provide either party with indemnification or termination rights relating to warranties.

The Seller has agreed among other things that, prior to the Closing (as defined below), it shall (i) use its reasonable endeavors to procure that (a) no Target Company undertake any conduct outside of the ordinary course of business without the prior written consent of the Purchaser, (b) each Target Company maintain in force all insurance policies and (c) no Target Company shall take certain identified actions without the prior written consent of the Purchaser; (ii) assist Acadia with the preparation of customary offering documents and information memoranda and similar documents in connection with the financing of the Transaction, deliver (or cause its accountants to deliver) accountants’ comfort letters and consents of accountants for use of their reports in any required filings, provide customary authorization letters for Acadia’s financing transactions and cooperate with Acadia’s marketing efforts; and (iii) procure that Acadia representatives and advisers be given reasonable access to the senior personnel, books, records, correspondence and databases of each Target Company. Purchaser agreed not to change, amend or otherwise modify or terminate any of the financing commitment agreements (described below) without the consent of Seller and RBS Seller if and to the extent it would materially prejudice the ability of the Purchaser to pay the purchase price for the Transaction, and has agreed to take all reasonable endeavors to satisfy its obligations under the financing commitment agreements.

The Agreement provides that the Transaction will close (the “Closing”) on July 1, 2014 and there are no conditions to Closing. No party to the Agreement has the right to rescind or otherwise terminate the Agreement without the consent of the other parties.

The foregoing summary of the Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is attached hereto as Exhibit 2 and which is incorporated herein by reference.

Debt Commitment Letter and Debt Financing

Acadia has received a commitment from Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”) and Bank of America, N.A. (“Bank of America”) regarding financing of the Transaction (the “Debt Financing”). Subject to the terms of a Commitment Letter (the “Debt Commitment Letter”) with MLPFS and Bank of America, Bank of America has committed (i) to consent to and vote to approve an amendment to Acadia’s existing senior secured credit agreement to include, among other things, a new senior secured term B facility in the amount of up to $250.0 (or such lesser amount necessary for Acadia’s secured leverage ratio to remain under 3.0x) (the “Term Loan B Facility”), and (ii) if the amendment, or amendment and restatement, is not approved, to provide for a backstop senior secured revolving credit facility in the amount of up to $300.0 million and a backstop senior secured term A facility in an amount of $296.3 million, as well as to provide the Term Loan B Facility. Bank of America has also committed to provide Acadia with senior unsecured increasing rate bridge loans in an amount of up to $325.0 million. It is expected that Acadia will seek a combination of equity and long-term debt financing in lieu of a portion or all of the drawings under the bridge loans, subject to market and other conditions. The obligation of MLPFS and Bank of America to provide the Debt Financing in accordance with the Debt Commitment Letter is subject to certain customary conditions. As a result, there can be no assurance that the Debt Financing will be consummated prior to the Closing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement, dated June 3, 2014, by and among Partnerships in Care Holdings Limited, The Royal Bank of Scotland plc, Piper Holdco 2, Ltd. and Acadia Healthcare Company, Inc.*

*	Schedules and exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Acadia hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements that address future events, occurrences or results. In some cases, forward-looking statements can be identified by terminology such as “may,” “might,” “will,” “would,” “should,” “could” or the negative thereof. Generally, the words “anticipate,” “believe,” “continue,” “expect,” “intend,” “estimate,” “project,” “plan” and similar expressions used in connection with any discussion of the Agreement, the Transaction, the Debt Commitment Letter and the Debt Financing identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from these forward-looking statements.

Acadia has based these forward-looking statements on its current expectations, assumptions, estimates and projections. Although Acadia believes that such expectations, assumptions, estimates and projections are reasonable, forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors, many of which are outside of Acadia’s control and could cause Acadia’s actual results, performance or achievements to differ materially and adversely from any results, performance or achievements expressed or implied by such forward-looking statements.

Given these risks and uncertainties, undue reliance should not be placed on these forward-looking statements. These forward-looking statements are made only as of the date of this Current Report on Form 8-K. Acadia does not undertake, and expressly disclaims, any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: June 6, 2014	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement, dated June 3, 2014, by and among Partnerships in Care Holdings Limited, The Royal Bank of Scotland plc, Piper Holdco 2, Ltd. and Acadia Healthcare Company, Inc.*

*	Schedules and exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Acadia hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.